EXHIBIT J

October 22, 2003

Minister of Finance

Ministry of Finance

Federative Republic of Brazil

Esplanada dos Ministérios

Bloco P

70048-900, Brasília-DF

BRAZIL

Re:	Federative Republic of Brazil

Registration Statement No. 333-106275

Ladies and Gentlemen:

I, the duly authorized Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil (“Brazil”), have reviewed the above-referenced Registration Statement (the “Registration Statement”), including the Prospectus, the Prospectus Supplement dated October 15, 2003 constituting a part thereof, the Fiscal Agency Agreement dated as of November 1, 1996 between Brazil and JPMorgan Chase Bank, including the form of Note attached thereto, each as amended by Amendment No. 1 dated as of April 28, 2003 (the “Fiscal Agency Agreement”), previously filed as part of Brazil’s Registration Statement on Schedule B (Registration No. 333-6682) and made a part of the Registration Statement, and the Underwriting Agreement dated October 15, 2003 (the “Underwriting Agreement”) among Brazil, Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the “Underwriters”), pursuant to which Brazil proposes to issue its 9.25% Global Bonds due October 22, 2010 (the “Global Bonds”).

The issuance of the Global Bonds has been authorized pursuant to Resolution No. 57 dated November 10, 1995 of the Federal Senate of Brazil, as amended by Resolution No. 51 dated June 10, 1997 of the Federal Senate of Brazil, Resolution No. 23 dated June 29, 1999 of the Federal Senate of Brazil, Resolution No. 74 dated December 19, 2000 of the Federal Senate of Brazil, and Resolution No. 34 dated June 28, 2002 of the Federal Senate of Brazil.

It is my opinion that the Global Bonds have been duly authorized, and when executed and delivered by Brazil and authenticated pursuant to the Fiscal Agency Agreement and delivered pursuant to the Underwriting Agreement, the Prospectus (including, without limitation, the Prospectus Supplement) and any amendment or supplement thereto, the Global Bonds will constitute valid and legally binding direct and unconditional obligations of Brazil under the present laws of Brazil.

Minister of Finance

October 22, 2003

I hereby consent to the filing of this opinion as Exhibit J to Amendment No. 2 to the Annual Report of Brazil on Form 18-K/A for the fiscal year ended December 31, 2002. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ MANOEL FELIPE RÊGO BRANDÃO

Manoel Felipe Rêgo Brandão Attorney General of the National Treasury of Brazil